Exhibit 16

SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
100 F Street, N.E., Mail Stop 7010
Washington, D.C. 20549

Re:           AVT, Inc. (the “Company”)
Form 8-K, Item 4.01, dated April 30, 2013 (the “Report”)

Gentlemen:

We have reviewed the above referenced Report filed by the Company.  We agree with the statements made by the Company in the Report and authorize the Company to file a copy of this letter as an exhibit to the Report.

Stark Schenkein, LLP

/s/ Stark Schenkein, LLP
Denver, Colorado
May 14, 2013